Exhibit 99.1

AMERICREDIT REPORTS FOURTH QUARTER AND FISCAL YEAR 2005

OPERATING RESULTS

•	4th Quarter earnings of $76.9 million, $0.48 per share

•	Loan originations increased to $1.45 billion

•	Charge-offs declined to 4.2%

•	FY06 earnings per share guidance updated

FORT WORTH, TEXAS August 8, 2005 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $76.9 million, or $0.48 per share, for its fiscal fourth quarter ended June 30, 2005. AmeriCredit reported net income of $82.7 million, or $0.49 per share, for the same period a year earlier. For the fiscal year ended June 30, 2005, AmeriCredit reported net income of $285.9 million, or $1.73 per share, versus earnings of $227.0 million, or $1.37 per share, for the fiscal year ended June 30, 2004. Earnings per share for fiscal year 2004 were revised to reflect the retroactive application of EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share”.

Automobile loan purchases increased to $1.45 billion for the fourth quarter of fiscal year 2005, compared to $1.08 billion for the June 2004 quarter. Loan purchases for the fiscal year ended June 30, 2005, were $5.03 billion compared to $3.47 billion for fiscal year 2004. Managed auto receivables totaled $11.00 billion at June 30, 2005.

Annualized net charge-offs totaled 4.2% of average managed auto receivables for the June 2005 quarter compared to 5.1% for the June 2004 quarter. Net charge-offs for the fiscal year ended June 30, 2005, were 5.7% compared to 7.2% for fiscal year 2004. Charge-offs for the fiscal year ended June 30, 2004, include the impact of a revision of the Company’s repossession charge-off policy effective for the period ended December 31, 2003.

Managed auto receivables 31-to-60 days delinquent were 5.2% of the portfolio at June 30, 2005, compared to 6.3% at June 30, 2004. Accounts more than 60 days delinquent were 2.2% of the portfolio at June 30, 2005, compared to 2.3% at June 30, 2004.

Unrestricted cash totaled $663.5 million at June 30, 2005. During the June 2005 quarter, the Company repurchased $161.7 million of its common stock. Since June 30, 2005, and through August 5, 2005, the Company has repurchased an additional $38.3 million of its common stock bringing the aggregate total of repurchases since inception of its stock repurchase program in April 2004 to $433.0 million. The Company has $267.0 million remaining under the January 2005 $500 million stock repurchase plan as of August 5, 2005. Shareholders’ equity was $2.12 billion at June 30, 2005, resulting in a managed assets-to-equity ratio of 5.2 at June 30, 2005.

“AmeriCredit ended fiscal year 2005 in its strongest shape ever,” said President and Chief Executive Officer Dan Berce. “Our loan originations were the highest since our restructuring in 2003, and annualized net charge-offs were the lowest in four years.”

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

The following net income forecast and associated assumptions remain unchanged from guidance provided on April 25, 2005. The earnings per share forecast has been updated to reflect stock repurchased through June 30, 2005.

Net income and EPS forecasts

Fiscal year ending June 30, 2006
Net income ($ millions)	$265 - $295
Earnings per share	$1.64 - $1.82

The forecasts for fiscal year 2006 incorporate, but are not limited to, the following assumptions:

•	New loan volume of $5.8 to $6.2 billion;

•	Net interest margin of 13.0 to 13.5 percent of average on-book receivables;

•	Operating expenses of approximately 2.8 to 3.2 percent of the managed portfolio;

•	Managed portfolio-level credit losses to average between 5.0 and 6.0 percent overall for fiscal year 2006, but varying seasonally by quarter; and

•	Annualized provision for losses as a percent of average on-book receivables to average in the high-5 percent to low-6 percent range.

The forecasts for fiscal year 2006 earnings per share do not include additional share repurchases.

“By increasing new loan volume today, we are positioning the company for portfolio and earnings growth in calendar year 2006 and beyond,” said Chief Financial Officer Chris Choate. “At the same time, we continue to maintain our strong capital position and deploy excess capital into our stock repurchase program.”

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Daylight Time. For a live Internet broadcast of this conference call, please go to the Company’s web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent auto finance company. Using its branch network and strategic alliances with auto groups and banks, the Company purchases retail installment contracts entered into by auto dealers with consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has approximately one million customers and $11 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the period ended June 30, 2004. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Revenue:
Finance charge income	$344,224	$255,333	$1,217,696	$927,592
Servicing income	33,026	69,858	177,585	256,237
Other income	16,949	7,571	55,565	32,007

	394,199	332,762	1,450,846	1,215,836

Costs and expenses:
Operating expenses	77,825	67,863	312,637	325,753
Provision for loan losses	114,792	67,543	418,711	257,070
Interest expense	79,756	51,067	264,276	251,963
Restructuring charges	82	12,985	2,823	15,934

	272,455	199,458	998,447	850,720

Income before income taxes	121,744	133,304	452,399	365,116

Income tax provision	44,802	50,624	166,490	138,133

Net income	$76,942	$82,680	$285,909	$226,983

Earnings per share:
Basic	$0.52	$0.53	$1.88	$1.45

Diluted	$0.48	$0.49	$1.73	$1.37

Weighted average shares	146,885,157	157,328,373	152,184,740	156,885,546

Weighted average shares and assumed incremental shares	162,669,064	171,843,051	167,242,658	166,387,259

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	June 30, 2005	March 31, 2005	June 30, 2004
Cash and cash equivalents	$663,501	$579,997	$421,450
Finance receivables, net	8,297,750	7,636,691	6,363,869
Interest-only receivables from Trusts	29,905	63,035	110,952
Investments in Trust receivables	239,446	328,974	528,345
Restricted cash – gain on sale Trusts	272,439	352,040	423,025
Restricted cash – securitization notes payable	633,900	559,525	482,724
Restricted cash – warehouse credit facilities	455,426	66,168	209,875
Property and equipment, net	92,000	94,489	101,424
Deferred income taxes	53,759	4,886	—
Other assets	208,912	196,758	182,915

Total assets	$10,947,038	$9,882,563	$8,824,579

Warehouse credit facilities	$990,974	$1,261,257	$500,000
Securitization notes payable	7,166,028	5,874,077	5,598,732
Senior notes	166,755	166,670	166,414
Convertible debt	200,000	200,000	200,000
Other notes payable	8,329	10,004	21,442
Funding payable	158,210	39,130	37,273
Accrued taxes and expenses	133,736	127,173	159,798
Derivative financial instruments	1,090	12,645	12,348
Deferred income taxes	—	—	3,460

Total liabilities	8,825,122	7,690,956	6,699,467

Shareholders’ equity	2,121,916	2,191,607	2,125,112

Total liabilities and shareholders’ equity	$10,947,038	$9,882,563	$8,824,579

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$76,942	$82,680	$285,909	$226,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,133	11,105	38,478	77,157
Provision for loan losses	114,792	67,543	418,711	257,070
Deferred income taxes	(38,412)	(78,856)	(31,220)	(109,871)
Accretion of present value discount	(14,693)	(32,552)	(78,066)	(100,235)
Impairment of credit enhancement assets	—	—	1,122	33,364
Other	(5,196)	5,890	(10,475)	11,002
Distributions from gain on sale Trusts, net of swap payments	201,705	90,018	547,011	338,296
Changes in assets and liabilities:
Other assets	(21,712)	121,219	(25,578)	85,061
Accrued taxes and expenses	7,083	1,366	(23,827)	(6,565)

Net cash provided by operating activities	330,642	268,413	1,122,065	812,262

Cash flows from investing activities:
Purchase of receivables	(1,583,509)	(1,204,914)	(5,447,444)	(3,859,728)
Principal collections and recoveries on receivables	935,381	670,463	3,241,696	2,237,731
Purchases of property and equipment	(1,169)	(2,151)	(7,676)	(4,703)
Net change in restricted cash and other	(461,070)	(205,811)	(363,585)	357,531

Net cash used by investing activities	(1,110,367)	(742,413)	(2,577,009)	(1,269,169)

Cash flows from financing activities:
Net change in warehouse credit facilities	(270,283)	(267,486)	490,974	(772,438)
Net change in whole loan purchase facility	—	—	—	(905,000)
Net change in securitization notes	1,292,565	839,020	1,559,762	2,316,551
Net change in senior notes and other	(8,584)	(174,001)	(34,853)	(275,797)
Proceeds from issuance of convertible debt	—	—	—	200,000
Repurchase of common stock	(161,676)	(32,169)	(362,570)	(32,169)
Proceeds from issuance of common stock	11,421	20,266	42,201	30,046

Net cash provided by financing activities	863,443	385,630	1,695,514	561,193

Net increase (decrease) in cash and cash equivalents	83,718	(88,370)	240,570	104,286
Effect of Canadian exchange rate changes on cash and cash equivalents	(214)	130	1,481	243
Cash and cash equivalents at beginning of period	579,997	509,690	421,450	316,921

Cash and cash equivalents at end of period	$663,501	$421,450	$663,501	$421,450

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Loan originations	$1,452,275	$1,075,484	$5,031,325	$3,474,407
Loans securitized	2,255,216	1,664,080	4,913,319	4,819,940

Average on-book receivables	$8,439,498	$6,595,442	$7,653,875	$6,012,085
Average gain on sale receivables	2,537,068	5,541,432	3,586,581	7,169,743

Average managed receivables	$10,976,566	$12,136,874	$11,240,456	$13,181,828

	June 30, 2005	March 31, 2005	June 30, 2004
On-book receivables	$8,838,968	$8,125,036	$6,782,280
Gain on sale receivables	2,163,941	2,865,723	5,140,522

Managed receivables	$11,002,909	$10,990,759	$11,922,802

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Operating expenses	$77,825	$67,863	$312,637	$325,753
Operating expenses as a percent of average managed receivables	2.8%	2.2%	2.8%	2.5%
Tax rate	36.80%	37.98%	36.80%	37.83%

	June 30, 2005	March 31, 2005	June 30, 2004
Loan delinquency:
On-book: (% of ending on-book receivables)
31 - 60 days	4.3%	3.8%	4.2%
Greater than 60 days	1.8	1.3	1.6

Total	6.1%	5.1%	5.8%

Gain on sale: (% of ending gain on sale receivables)
31 - 60 days	8.8%	8.2%	9.0%
Greater than 60 days	3.9	3.0	3.4

Total	12.7%	11.2%	12.4%

Total portfolio: (% of ending managed receivables)
31 - 60 days	5.2%	4.9%	6.3%
Greater than 60 days	2.2	1.8	2.3

Total	7.4%	6.7%	8.6%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	5.2%	4.1%	5.0%	4.4%

Gain on sale (% of average gain on sale receivables)	9.0%	8.1%	9.4%	8.2%

Total portfolio (% of average managed receivables)	6.1%	5.9%	6.4%	6.4%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Net charge-offs:
On-book	$71,805	$52,051	$320,037	$255,134
Gain on sale	44,070	101,631	326,114	691,928

	$115,875	$153,682	$646,151	$947,062

Net charge-offs as a percent of average receivables:
On-book	3.4%	3.2%	4.2%	4.2%

Gain on sale	7.0%	7.4%	9.1%	9.7%

Total portfolio	4.2%	5.1%	5.7%	7.2%

Net recoveries as a percent of gross repossession charge-offs:
On-book	51.4%	49.9%	47.1%	47.2%

Gain on sale	43.7%	40.6%	39.2%	39.0%

Total portfolio	48.3%	44.0%	43.1%	41.4%

	June 30, 2005	March 31, 2005	June 30, 2004
On-book receivables:
Principal	$8,838,968	$8,125,036	$6,782,280
Allowance for loan losses and nonaccretable acquisition fees	(541,218)	(488,345)	(418,411)

	$8,297,750	$7,636,691	$6,363,869

Allowance as a percentage of on-book receivables	6.1%	6.0%	6.2%

The Company implemented EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8”) during the quarter ended December 31, 2004, which resulted in the Company’s convertible senior notes being treated as convertible securities and included in diluted earnings per share calculations using the if-converted method. EITF 04-8 required retroactive application beginning with the quarter ended December 31, 2003, which was the first quarter the Company’s convertible notes were outstanding. The effect of the retroactive application of EITF 04-8 on the Company’s diluted earnings per share is as follows:

	Three Months Ended June 30, 2004	Fiscal Year Ended June 30, 2004
Diluted earnings per share:
As previously reported	$0.51	$1.42

As reported under EITF 04-8	$0.49	$1.37

The Company evaluates the profitability of its lending activities based partly upon the net margin related to its managed auto loan portfolio, including on-book and gain on sale receivables. The Company uses this information to analyze trends in the components of the profitability of its managed auto portfolio. Analysis of net margin on a managed basis allows the Company to determine which origination channels and loan products are most profitable, guides the Company in making pricing decisions for loan products and indicates if sufficient spread exists between the Company’s revenues and cost of funds to cover operating expenses and achieve corporate profitability objectives. Additionally, net margin on a managed basis facilitates comparisons of results between the Company and other finance companies (i) that do not securitize their receivables or (ii) due to the structure of their securitization transactions, are not required to account for the securitization of their receivables as a sale. The Company routinely securitizes its receivables and prior to October 1, 2002, recorded a gain on the sale of such receivables. The net margin on a managed basis presented below assumes that all securitized receivables have not been sold and are still on the Company’s consolidated balance sheet. Accordingly, no servicing income would have been recognized. Instead, finance charges would be recognized over the life of the securitized receivables as earned, and interest and other costs related to the asset-backed securities would be recognized as incurred.

The Company’s net margin as reflected on the consolidated statements of income is as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Finance charge income	$344,224	$255,333	$1,217,696	$927,592
Other income	16,949	7,571	55,565	32,007
Interest expense	(79,756)	(51,067)	(264,276)	(251,963)

Net margin	$281,417	$211,837	$1,008,985	$707,636

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Finance charge income	16.4%	15.5%	15.9%	15.5%
Other income	0.8	0.5	0.7	0.5
Interest expense	(3.8)	(3.1)	(3.4)	(4.2)

Net margin as a percent of average on-book receivables	13.4%	12.9%	13.2%	11.8%

Net margin for the Company’s managed finance receivables portfolio is as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Finance charge income	$470,761	$503,583	$1,892,828	$2,187,523
Other income	24,045	15,327	87,081	67,754
Interest expense	(111,029)	(117,490)	(437,885)	(602,115)

Net margin	$383,777	$401,420	$1,542,024	$1,653,162

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Finance charge income	17.2%	16.7%	16.8%	16.6%
Other income	0.9	0.5	0.8	0.5
Interest expense	(4.1)	(3.9)	(3.9)	(4.6)

Net margin as a percent of average managed receivables	14.0%	13.3%	13.7%	12.5%

The following is a reconciliation of finance charge income as reflected on the Company’s consolidated income statements to the Company’s managed basis finance charge income:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Finance charge income per consolidated income statements	$344,224	$255,333	$1,217,696	$927,592
Adjustments to reflect finance charge income earned on receivables in gain on sale Trusts	126,537	248,250	675,132	1,259,931

Managed basis finance charge income	$470,761	$503,583	$1,892,828	$2,187,523

The following is a reconciliation of other income as reflected on the Company’s consolidated income statements to the Company’s managed basis other income:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Other income per consolidated income statements	$16,949	$7,571	$55,565	$32,007
Adjustments to reflect investment income earned on cash in gain on sale Trusts	3,016	1,735	12,066	7,618
Adjustments to reflect other income earned on receivables in gain on sale Trusts	4,080	6,021	19,450	28,129

Managed basis other income	$24,045	$15,327	$87,081	$67,754

The following is a reconciliation of interest expense as reflected on the Company’s consolidated income statements to the Company’s managed basis interest expense:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2005	2004	2005	2004
Interest expense per consolidated income statements	$79,756	$51,067	$264,276	$251,963
Adjustments to reflect interest expense incurred by gain on sale Trusts	31,273	66,423	173,609	350,152

Managed basis interest expense	$111,029	$117,490	$437,885	$602,115

Contact:

Investor Relations		Media Relations
Caitlin DeYoung	Jason Landkamer	John Hoffmann
(817) 302-7394	(817) 302-7811	(817) 302-7627